Exhibit 31.04

Certification of Principal Financial Officer
Pursuant to Section 302 of Sarbanes-Oxley Act of 2002

I, Naveen Chopra, certify that:

1.                       I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Pandora Media, Inc. for the year ended December 31, 2016;

2.                       Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

April 27, 2017

/s/ Naveen Chopra
Name:	Naveen Chopra
Title:	Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer)